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                                                                    EXHIBIT 23.3




                              ACCOUNTANTS' CONSENT

The Board of Directors
Kellstrom Industries, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-3 of Kellstrom Industries, Inc. of our report dated May 12, 1998, related to the balance sheet of Integrated Technology Corp. as of December 31, 1997, and the related statements of earnings, stockholder's equity and cash flows for the year ended December 31, 1997, which report appears in the Form 8-K/A of Kellstrom Industries, Inc., dated May 18, 1998, and to the reference to our firm under the heading "Selected Financial Data" and "Experts".




Ft. Lauderdale, Florida                                    KPMG Peat Marwick LLP
May 18, 1998